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                                                                   EXHIBIT 10.16


                                                      February 13, 2002



Galaxy Nutritional Foods, Inc.
2441 Viscount Row
Orlando, FL 32809
Attention: Mr. Angelo Morini, Chief Executive Officer

         Re: Galaxy Nutritional Foods, Inc.

Dear Mr. Morini:

         Galaxy Nutritional Foods, Inc. (the "Company") has requested that FINOVA Mezzanine Capital, Inc. ("FMC") waive certain Events of Default which have occurred under that certain Loan Agreement dated September 30, 1999 between the Company and FMC, as amended from time to time (the "Loan Agreement"). Unless otherwise defined, all capitalized terms herein shall have the meaning given in the Loan Agreement.

         Subject to satisfaction of the conditions set forth below, FMC hereby waives the Events of Default under Section 5.1.3 of the Loan Agreement which have arisen by virtue of (1) Borrower's failure to comply with the Limitation on Indebtedness as of the fiscal quarter ended December 31, 2001 as set forth in
Section 3.14 of the Loan Agreement, (2) Borrower's failure to maintain the required Funded Debt to EBITDA Ratio as of the fiscal quarter ended December 31, 2001 as set forth in Section 3.22 of the Loan Agreement and (3) Borrower's failure to maintain the required Debt Service Coverage Ratio as of its fiscal quarter ended December 31, 2001 pursuant to Section 3.23 of the Loan Agreement.

         The waivers granted herein are expressly conditioned upon Borrower's payment to FMC of a waiver fee ("Waiver Fee") in the amount of $10,000, which fee shall be deemed fully earned on the date hereof and due and payable in six equal installments of $1,666.66 beginning on February 14, 2002 and continuing on each Thursday until fully repaid.

         Borrower hereby authorizes FINOVA Capital Corporation ("FINOVA") to cause advance(s) to be made under that certain Security Agreement (Accounts Receivable, Inventory, and Equipment) between Borrower and FINOVA dated November 1, 1996 and to utilize the proceeds of such advance(s) to satisfy Borrowers Obligations to pay the Waiver Fee and any other interest, fees, commissions, charges, costs and expenses incurred with or in respect of the Loan Agreement.


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Galaxy Nutritional Foods, Inc.
Attention: Mr. Angelo Morini, President
November 14, 2001
Page 2


         Borrower hereby releases, remises, acquits and forever discharges FMC and FMC's employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date and execution hereof, and in any way directly or indirectly arising out of or in any way connected to this letter, the Loan Agreement and the other Loan Documents and the transactions related thereto (all of the foregoing hereinafter called the "Released Matters"); provided, however, that the foregoing release shall not apply to discharge FMC from any obligations which are expressly imposed upon FMC pursuant to the terms of this letter, the Loan Agreement, or any of the other Loan Documents, as modified through the date hereof. Borrower acknowledges that the agreements in this section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Borrower represents and warrants to FMC that it has not purported to transfer, assign or otherwise convey any right, title or interest of Borrower in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

         Except as specifically waived hereby, the Loan Agreement and other documents, instruments or agreements entered into, executed or delivered in connection therewith (collectively, the "Loan Documents") shall remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this limited waiver and consent shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the undersigned under the Loan Documents. Without limiting the generality of the foregoing, the waiver set forth above shall be limited precisely as set forth above, and nothing in this limited waiver and consent shall, except as expressly provided herein, operate as a waiver of any right, power or remedy of the undersigned under the Loan Documents. Without limiting the generality of the foregoing, the waiver set forth above shall be limited precisely as set forth above, and


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Galaxy Nutritional Foods, Inc.
Attention: Mr. Angelo Morini, President
November 14, 2001
Page 3


nothing in this limited waiver and consent shall be deemed (i) to constitute a waiver of compliance by Borrower with respect to any other provision of the Loan Agreement or other Loan Documents, or (ii) to prejudice any right or remedy that the undersigned may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document.

Sincerely,

FINOVA Mezzanine Capital, Inc.



By:
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Name:   Michael McCauley
Title:  Vice President


Agreed to and Acknowledged this ____ day of February 2002.


GALAXY NUTRITIONAL FOODS, INC.


By:
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Name:
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Title:
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